Exhibit 7.2

THE THOMSON CORPORATION,

as Issuer

COMPUTERSHARE TRUST COMPANY OF CANADA,

as Trustee

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee
________________

EIGHTH SUPPLEMENTAL INDENTURE

Dated as of September 20, 2005

to

INDENTURE

Dated as of November 20, 2001
________________

This Eighth Supplemental Indenture, dated as of the 20th day of September 2005, between The Thomson Corporation, a corporation organized under the laws of the Province of Ontario (hereinafter called the “Company”), Computershare Trust Company of Canada, a trust company continued under the laws of Canada, as trustee (hereinafter called the “Initial Trustee”) and Deutsche Bank Trust Company Americas, a New York corporation, as trustee (hereinafter called the “Additional Trustee”).

WITNESSETH:

WHEREAS, the Company and the Initial Trustee entered into an Indenture dated as of November 20, 2001 (together with any indentures supplemental thereto, excluding this Eighth Supplemental Indenture, the “Original Indenture”), pursuant to which one or more series of debt securities of the Company (the “Securities”) may be issued from time to time; and

WHEREAS, the Company and the Initial Trustee entered into a First Supplemental Indenture dated as of November 20, 2001, pursuant to which the Company issued US$700,000,000 aggregate principal amount of 6 1/5% Notes due 2012; and

WHEREAS, the Company and the Initial Trustee entered into a Second Supplemental Indenture dated as of January 24, 2002, pursuant to which the Company issued US$400,000,000 aggregate principal amount of 5.75% Notes due 2008; and

WHEREAS, the Company and the Initial Trustee entered into a Third Supplemental Indenture dated as of August 8, 2003, pursuant to which the Company issued US$200,000,000 aggregate principal amount of 4.25% Notes due 2009 and US$250,000,000 aggregate principal amount of 5.25% Notes due 2013; and

WHEREAS, the Company and the Initial Trustee entered into a Fourth Supplemental Indenture dated as of May 19, 2004, pursuant to which the Company issued US$250,000,000 aggregate principal amount of 4 3/4% Notes due 2010; and

WHEREAS, the Company and the Initial Trustee entered into a Fifth Supplemental Indenture dated as of June 1, 2004, pursuant to which the Company issued C$250,000,000 aggregate principal amount of 4.50% Notes due 2009; and

WHEREAS, the Company and the Initial Trustee entered into a Sixth Supplemental Indenture dated as of November 26, 2004, pursuant to which the Company issued C$300,000,000 aggregate principal amount of 4.35% Notes due 2009 and C$600,000,000 aggregate principal amount of 5.20% Notes due 2014; and

WHEREAS, the Company and the Initial Trustee entered into a Seventh Supplemental Indenture dated as of August 9, 2005, pursuant to which the Company issued US$400,000,000 aggregate principal amount of 5.50% Debentures due 2035; and

WHEREAS, Section 609(b) of the Original Indenture provides, among other things, that a successor Trustee may be appointed by the Company with respect to the Securities of one or more series, and the Company, the Initial Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental to the Original Indenture wherein each successor Trustee shall accept such appointment; and

WHEREAS, Section 609(d) of the Original Indenture provides that a successor Trustee shall not accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under Article Six of the Original Indenture; and

WHEREAS, the Company desires to provide for the appointment of the Additional Trustee as Trustee of any such series of Securities to be issued hereafter as the Company shall designate pursuant to Section 301 of the Original Indenture; and

WHEREAS, Section 901(8) of the Original Indenture provides that without the consent of any Holders of Securities, the Company, when authorized by or pursuant to a Board Resolution, and the Initial Trustee, may enter into one or more indentures supplemental to the Original Indenture for the purpose of evidencing and providing for the acceptance of appointment thereunder by a Trustee other than the Initial Trustee as Trustee with respect to the Securities of one or more series and adding to or changing any of the provisions of the Original Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Original Indenture by more than one Trustee, pursuant to the requirements of Section 609(b) of the Original Indenture; and

WHEREAS, the entry into this Eighth Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Original Indenture; and

WHEREAS, the Company has furnished the Initial Trustee and the Additional Trustee with an Opinion of Counsel complying with the requirements of Sections 102, 103 and 903 of the Original Indenture, stating that the execution of this Eighth Supplemental Indenture is authorized or permitted by the Original Indenture, and has delivered to the Initial Trustee and the Additional Trustee a Board Resolution authorizing the execution and delivery of this Eighth Supplemental Indenture, together with such other documents as may be required by Section 102 of the Original Indenture; and

WHEREAS, all things necessary to make this Eighth Supplemental Indenture a valid agreement of the Company, the Initial Trustee and the Additional Trustee and a valid supplement to the Original Indenture have been done; and

WHEREAS, the foregoing recitals are made as representations and statements of fact by the Company and not by the Initial Trustee or the Additional Trustee.

NOW, THEREFORE, in consideration of the premises, of the purchase and acceptance of such series of Securities by the Holders thereof, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), and in order to provide for the appointment of, and to secure the agreement of, the Additional Trustee to act as Trustee for such series of Securities, the Company, for itself and its successors, does hereby covenant and agree to and with the Initial Trustee and the Additional Trustee and their respective successors in said trust, for the benefit of those who shall hold such series of Securities, or any of them, as follows:

ARTICLE I

DEFINITIONS

The Original Indenture together with this Eighth Supplemental Indenture is hereinafter sometimes collectively referred to as the “Indenture.” All capitalized terms which are used herein and not otherwise defined herein are defined in the Original Indenture and are used herein with the same meanings as in the Original Indenture.

ARTICLE II

APPOINTMENT OF ADDITIONAL TRUSTEE

SECTION 201. Appointment and Acceptance of Additional Trustee.

The Company hereby appoints the Additional Trustee as Trustee for such series of Securities for which it shall be designated to act as Trustee by Company Order delivered to it prior to the issuance of such series of Securities, as its agent to receive all the presentations, surrenders, notices and demands with respect to such series of Securities referred to in Section 1002 of the Original Indenture. The Additional Trustee hereby accepts the foregoing appointment, and agrees to act as Trustee for any such series of Securities and as agent for the foregoing purposes, and, as such, agrees to become a party to, and be bound by the terms and provisions of, the Indenture, it being understood that nothing in the Indenture shall constitute the Additional Trustee and any other Trustees for Securities of any series issued pursuant to the Indenture co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts under the Indenture separate and apart from any trust or trusts under the Indenture administered by any other such Trustee and that no Trustee shall be liable for any action or inaction of any other Trustee. The parties acknowledge that the Initial Trustee shall continue as Trustee under the Indenture for such series of Securities for which it has been designated to act as Trustee by Company Order delivered to it prior to the date hereof and the rights, powers, trusts and duties of the Initial Trustee with respect to such series of Securities shall continue to be vested in the Initial Trustee.

SECTION 202. Eligibility of Additional Trustee.

The Additional Trustee hereby represents and warrants to the Company that the Additional Trustee is qualified and eligible under Article Six of the Original Indenture to act as Trustee in the United States.

SECTION 203. Notice of Defaults.

The Additional Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Additional Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Additional Trustee at the Corporate Trust Office of the Additional Trustee, and such notice references the Securities and the Indenture.

SECTION 204. Entitlement to Benefits of the Original Indenture.

The Additional Trustee, in each of its capacities, shall be entitled to all of the rights, privileges, protections, immunities and benefits given to the Initial Trustee in the Original Indenture.

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 301. Effect of Eighth Supplemental Indenture.

(a) This Eighth Supplemental Indenture is a supplemental indenture within the meaning of Section 901 of the Original Indenture, and the Original Indenture shall be read together with this Eighth Supplemental Indenture in the same manner as if the provisions of the Original Indenture and this Eighth Supplemental Indenture were contained in the same instrument.

(b) In all other respects, the Original Indenture is confirmed by the parties hereto as supplemented by the terms of this Eighth Supplemental Indenture.

SECTION 302. Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 303. Successors and Assigns.

All covenants and agreements in this Eighth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 304. Severability Clause.

In case any provision in this Eighth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 305. Benefits of Indenture.

Nothing in this Eighth Supplemental Indenture express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder, and the Holders of Securities of any series as to which the Additional Trustee is Trustee, any benefit or any legal or equitable right, remedy or claim under this Eighth Supplemental Indenture.

SECTION 306. Counterparts.

This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Counterparts may be executed either in original or faxed form and the parties hereto adopt any signatures received by a receiving fax machine as the original signature of such party.

SECTION 307. Acceptance of Trusts.

The Additional Trustee hereby accepts the trusts in this Eighth Supplemental Indenture declared and provided for and agrees to perform the same upon the terms and conditions set forth in the Indenture and in trust for the Holders of Securities of any series as to which the Additional Trustee is Trustee from time to time, subject to the terms and conditions of the Indenture.

SECTION 308. Trust Indenture Legislation.

Section 101 of the Original Indenture is hereby amended by deleting the definition of the term “Trust Indenture Legislation” and substituting therefor the following:

“Trust Indenture Legislation” means, at any time, statutory provisions relating to trust indentures and the rights, duties, and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture, and at the date of this Indenture means (i) in respect of Securities of any series offered solely in Canada and not concurrently in the United States, the applicable provisions of the Business Corporations Act (Ontario) and the regulations thereunder as amended or re-enacted from time to time and (ii) in respect of Securities of any series offered solely in the United States and not concurrently in Canada or offered concurrently in the United States and Canada, the Trust Indenture Act and the regulations thereunder.

SECTION 309. Eligibility of Trustees.

Section 607 of the Original Indenture is hereby amended by inserting the following immediately before the last sentence of that section:

A Trustee acting as Trustee in respect of Securities of any series offered solely in the United States and not concurrently in Canada or offered concurrently in the United States and Canada shall at all times satisfy the requirements of Sections 310(a)(1), 310(a)(2) and 310(b) of the Trust Indenture Act.

SECTION 310. Corporate Trust Office of Additional Trustee.

For purposes of the Indenture, the Corporate Trust Office of the Additional Trustee at the date of execution of this Eighth Supplemental Indenture is located at 60 Wall Street, 27th Floor, MS NYC60 2710, New York, New York 10005.

SECTION 311. Notices, etc. to Additional Trustee.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by the Indenture to be made upon, given or furnished to, or filed with, the Additional Trustee by any Holder or by the Company shall be sufficient for every purpose under the Indenture if delivered to an officer of the Additional Trustee at 60 Wall Street, 27th Floor, MS NYC60 2710, New York, New York 10005, Attention: Trust and Securities Services, or if sent by facsimile transmission (with receipt confirmed) to Deutsche Bank Trust Company Americas, Attention: Trust and Securities Services at (212) 797-8614, shall be deemed to be validly given at the time of delivery or transmission if it is received prior to 4:00 p.m. (New York City time) on a Business Day, failing which it shall be deemed to have been given on the next Business Day. The Additional Trustee may from time to time notify the Company of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of the Additional Trustee for the purposes of the Indenture.

SECTION 312. Notices, etc. to Initial Trustee.

Section 105(1) of the Original Indenture is hereby amended by deleting the reference to “12th floor, South Tower” and substituting therefor “9th floor, North Tower”.

SECTION 313. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

Section 113(a) of the Original Indenture is hereby amended by deleting “Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19805-1297” and substituting therefor “Thomson Holdings Inc., Metro Center, One Station Place, Stamford, Connecticut, 06902, United States” and by deleting all other references to “Corporation Service Company” and substituting therefor “Thomson Holdings Inc.”.

SECTION 314. Effective Time.

This Eighth Supplemental Indenture shall become effective upon the execution and delivery of this Eighth Supplemental Indenture by the Company, the Initial Trustee and the Additional Trustee.

*     *     *     *     *

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed, all as of the day and year first written above.

THE THOMSON CORPORATION,
as Issuer

/s/ Stephane Bello
By:	Name:	Stephane Bello
	Title:	Senior Vice President and Treasurer

COMPUTERSHARE TRUST COMPANY OF CANADA,
as Trustee

/s/ Morag Abraham
By:	Name:	Morag Abraham
	Title:	Professional, Corporate Trust

/s/ Cheryl Davidson
By:	Name:	Cheryl Davidson
	Title:	Administrator, Corporate Trust

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

/s/ Wanda Camacho
By:	Name:	Wanda Camacho
	Title:	Vice President, Global Transaction Banking Trust and
Securities Services